UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2015

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into A Material Definitive Agreement.

On June 9, 2015, First Choice Medical Group of Brevard, LLC (“FCMG”), a wholly owned subsidiary of First Choice Healthcare Solutions, Inc. (the “Company”) and CT Capital, LTD (“CT”) entered into a Modification Agreement (“Modification”) amending the Loan and Security Agreement dated June 13, 2013 (the “Loan Agreement”). The Modification Agreement increased FCMG’s accounts receivable line of credit from $1,500,000 to $2,000,000. All of the other terms and conditions of the Loan Agreement remain in full force and effect.

Item 7.01	Regulation FD Disclosure

On June 11, 2015, the Company issued a press release announcing the modification of the Loan and Security Agreement with CT Capital, LTD. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instructions B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits: The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Modification Agreement, dated as of June 9, 2015 relating to the CT Capital, LTD. Loan and Security Agreement dated June 13, 2013.

99.1	Press Release – June 11, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: June 11, 2015
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

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